                                                                     EXHIBIT 1.2

                               PRICING AGREEMENT
                               -----------------





MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
     AS REPRESENTATIVES OF THE SEVERAL
      UNDERWRITERS NAMED ON SCHEDULE I HERETO,
C/O WORLD FINANCIAL CENTER, NORTH TOWER
250 VESEY STREET, 10TH FLOOR
NEW YORK, NEW YORK  10281-1310

                                                                  March 10, 1998

Ladies and Gentlemen:

          SLM Funding Corporation, a Delaware corporation (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States ("Sallie Mae"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 10, 1998 (the "Underwriting Agreement"), between the Company and Sallie Mae, on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on the other hand, that the Company will cause the trust (the "Trust") formed pursuant to the Trust Agreement dated as of March 1, 1998 between the Company and Chase Manhattan Bank USA, National Association, as trustee (the "Eligible Lender Trustee"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Certificates (the "Certificates") specified in Schedule II hereto (the "Designated Securities"). The Certificates will be issued pursuant to the Trust Agreement.

          Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

          The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of
Schedule II hereto.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

          During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including March 19, 1998, the Company agrees, and Sallie Mae agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, contract to sell or otherwise dispose of, any securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

          Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes or Certificates to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes and the Certificates except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes and the Certificates in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes and the Certificates to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

          If the foregoing is in accordance with your understanding, please sign and return to us 10 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and Sallie Mae. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Sallie Mae for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                    Very truly yours,

                                    SLM FUNDING CORPORATION
                                    By:     /s/ WILLIAM M.E. RACHAL, JR.
                                        --------------------------------
                                        Name:  William M.E. Rachal, Jr.
                                        Title: Treasurer and Controller

                                    STUDENT LOAN MARKETING ASSOCIATION
                                    By:     /s/ SOMSAK CHIVAVIBUL
                                        --------------------------------
                                        Name:  Somsak Chivavibul
                                        Title: Treasurer

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:   /s/ GEOFFREY R. WITT
   ------------------------
   Name:  Geoffrey R. Witt
   Title: Managing Director

          On behalf of each of the Underwriters

                                   SCHEDULE I

                 AMOUNT OF DESIGNATED SECURITIES TO BE PURCHASED

     UNDERWRITER                                                   CERTIFICATES
Merrill Lynch, Pierce, Fenner &                                    $ 17,800,000
Smith Incorporated

Deutsche Morgan Grenfell Inc.                                      $ 17,750,000

Education Securities, Inc.                                         $ 17,750,000

Goldman, Sachs & Co.                                               $ 17,750,000

J.P. Morgan Securities Inc.                                        $ 17,750,000

Morgan Stanley & Co. Incorporated                                  $ 17,750,000

TOTAL                                                              $106,550,000
                                                                   ============

                                  SCHEDULE II

TITLE OF EACH CLASS OF DESIGNATED SECURITIES:

               Floating Rate Student Loan-Backed Certificates

AGGREGATE AMOUNT OF DESIGNATED SECURITIES:   $106,550,000

PRICE TO PUBLIC PER CERTIFICATE:  100.00%

PURCHASE PRICE BY UNDERWRITERS PER CERTIFICATE:

       $106,550,000 of Floating Rate Student Loan-Backed Certificates:  99.6355%

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:    Same Day Funds

TRUST AGREEMENT: Trust Agreement, dated March 1, 1998, among SLM Funding Corporation, as Seller, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee

MATURITY:  April 2014 Distribution Date


RETURN RATE:    T-Bill Rate plus 0.97%


FORM OF DESIGNATED SECURITIES:  Book-Entry (DTC)


TIME OF DELIVERY:  March 19, 1998

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

                           Student Loan Marketing Association
                           11600 Sallie Mae Drive
                           Reston, VA  20193


NAMES AND ADDRESSES OF REPRESENTATIVES:

  Designated Representatives:   Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated

     Address for Notices, etc.: Merrill Lynch, Pierce,
                                Fenner & Smith Incorporated
                                World Financial Center, North Tower
                                250 Vesey Street, 10th Floor
                                New York, New York  10281-1310

                                Attn:  Michael Zaladonis

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